UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Definitive Proxy Statement

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ACNB Corporation

(Name of Registrant as Specified in Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 2, 2024
Dear Fellow Shareholders of ACNB Corporation:
On behalf of the Board of Directors, I am pleased to inform you of our Annual Meeting of Shareholders to be held on Tuesday, May 7, 2024, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation’s 2023 Annual Review, and ACNB Corporation’s 2023 Annual Report on Form 10-K.
The principal business of the meeting is to elect three (3) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to elect one (1) Class 1 Director to serve for a term of one (1) year and until his or her successor is elected and qualified; to conduct a non-binding vote on executive compensation; to ratify the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.
I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided or to vote via the internet or telephone. Your prompt vote will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy, internet or telephone will ensure your representation at the annual meeting.
Sincerely,
James P. Helt
President & Chief Executive Officer

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ACNB CORPORATION
NASDAQ TRADING SYMBOL: ACNB
acnb.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT
2024

Proxy Statement
Dated and to be mailed to shareholders on or about April 2, 2024.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2024
TO THE SHAREHOLDERS OF ACNB CORPORATION:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 7, 2024, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:
1.
To elect three (3) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

2.
To elect one (1) Class 1 Director to serve for a term of one (1) year and until his or her successor is elected and qualified;

3.
To conduct a non-binding vote on executive compensation;

4.
To ratify the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm; and,

5.
To transact such other business as may properly come before the 2024 Annual Meeting and any adjournment or postponement thereof.

Only those shareholders of record, at the close of business on March 14, 2024, are entitled to notice of and to vote at the meeting.
Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope or vote by internet or telephone. We cordially invite you to attend and participate in the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.
The Corporation’s Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation’s 2023 Annual Review, and ACNB Corporation’s 2023 Annual Report on Form 10-K on or about April 2, 2024.
BY ORDER OF THE BOARD OF DIRECTORS,
James P. Helt
President & Chief Executive Officer
Gettysburg, Pennsylvania
April 2, 2024
YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY TODAY.

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PROXY STATEMENT
GENERAL INFORMATION
Date, Time and Place of the Annual Meeting
ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation’s Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Tuesday, May 7, 2024, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation’s 2023 Annual Review and ACNB Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The Corporation’s principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation’s telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to the Secretary of ACNB Corporation at (717) 339-5161.
Description of ACNB Corporation
ACNB Corporation was formed in 1982 and became the holding company for the banking subsidiary in 1983. ACNB Corporation’s wholly-owned banking subsidiary is ACNB Bank, a Pennsylvania state-chartered bank and trust company, formerly Adams County National Bank. ACNB Bank operates in southcentral Pennsylvania and central Maryland. The Corporation’s primary activity consists of owning and supervising its banking subsidiary.
The Corporation also owns and supervises ACNB Insurance Services, Inc. as its insurance agency subsidiary.
We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.
Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2024. The notice of meeting, proxy statement, proxy card, ACNB Corporation’s 2023 Annual Review, and ACNB Corporation’s 2023 Annual Report on Form 10-K are available at investor.acnb.com.
VOTING PROCEDURES
Solicitation and Voting of Proxies
The Board of Directors solicits this proxy for use at the Corporation’s 2024 Annual Meeting of Shareholders. The Corporation’s directors and officers and ACNB Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities, as well as will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about April 2, 2024.
Shareholders of record at the close of business on March 14, 2024 (the annual meeting record date), are entitled to vote at the meeting. The Corporation’s records show that, as of the annual meeting record date, 8,505,310 shares of the Corporation’s common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.
You may vote your shares by completing and returning a written proxy card or voting by internet or telephone. You may also vote in person at the meeting. Submitting your voting instructions by returning a proxy card, internet or telephone will not affect your right to attend the meeting and vote, if you later decide to attend in person.
If your shares are registered directly in your name with ACNB Corporation’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote at the meeting. The Corporation has provided a proxy card, as well as instructions to vote by internet or telephone, for your use.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting with proper identification as to your beneficial ownership. However, because you are not the shareholder of record, you may not vote your street name shares at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
By properly completing a proxy, you appoint Kimberly S. Chaney and Frank Elsner, III as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card or vote by internet or telephone not specifying to the contrary will be voted FOR:
1.
Electing three (3) Class 2 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

2.
Electing one (1) Class 1 Director to serve for a term of one (1) year and until his or her successor is elected and qualified;

3.
Approving the non-binding vote on executive compensation; and,

4.
Ratifying the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm.

You may revoke your written proxy by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy and giving written notice of the revocation, or by voting again by internet or telephone, at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, or by internet or telephone in accordance with instructions from shareholders.
Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.
Quorum and Vote Required for Approval
As of the close of business on March 14, 2024, the Corporation had 8,505,310 shares of common stock, par value $2.50 per share, outstanding.
Under Pennsylvania law and ACNB Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not considered present and voting on a particular matter as to which the broker withheld authority and, therefore, not counted as a vote cast on that matter. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation’s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.
If a quorum is present, approving the non-binding proposal on executive compensation and ratifying the independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative “FOR” vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against the proposals.
If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of “FOR” votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees when the broker withheld authority.
GOVERNANCE OF THE CORPORATION
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and executive management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of The Nasdaq Stock Market, Securities and Exchange Commission (SEC) regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has ten (10) members. Under the SEC and Nasdaq standards for independence, except for Mr. Seibel, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Mr. Seibel is not independent because he is the brother of Douglas A. Seibel, Executive Vice President/Chief Lending & Revenue Officer of ACNB Bank. Only independent directors serve on our Audit Committee, Compensation Committee, and Nominating Committee.
Leadership Structure
The Corporation chooses to separate the roles of Chairman and President & Chief Executive Officer. The President & Chief Executive Officer is responsible for implementing the strategic direction of the Corporation, as determined by the Board of Directors, and for the day-to-day leadership and performance of the Corporation. The Chairman oversees the agenda for and presides over Board of Director meetings, as well as provides leadership to the Board and facilitates communication between the Board of Directors and executive management. The Corporation’s Chairman of the Board is considered independent under the SEC and Nasdaq standards for independence.
Risk Oversight
The Board of Directors has a role in overseeing the Corporation’s risks as a whole and at the committee level. The Audit Committee is primarily responsible for overseeing the risks the Corporation faces on behalf of the Board of Directors. In doing so, the Audit Committee works closely with the Corporation’s Chairman of the Board, President & Chief Executive Officer, and ACNB Bank’s Chief Risk Officer, as well as with other members of management with respect to matters relating to risk management. The Audit Committee receives reports on risk management and the processes in place to monitor and control such exposures. The Audit Committee may also receive updates, from time to time, between meetings from management relating to risk oversight matters. The Audit Committee provides updates on its risk management activities to the full Board of Directors via the committee’s meeting minutes. Further, members of management may make presentations on risk management to the full Board of Directors or another committee of the Board of Directors.
In addition to the Audit Committee, other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Corporation’s compensation practices. Also, the Executive Committee assesses the risks associated with the Corporation’s executive management succession plan. It is the role of the full Board of Directors, however, to consider the risks associated with the Corporation’s strategic plan and its implementation.

Director Independence
In determining each director’s and nominee’s independence, the Board of Directors considered loan transactions between ACNB Bank and the individuals, their family members, and businesses with which they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under “Transactions with Directors and Executive Officers” below) in reaching its determination that the directors are independent.
Name	Independent	Other Transactions/ Relationships/Arrangements
Kimberly S. Chaney	Yes	None
Alexandra Chiaruttini	Yes	Utility payments made to Ms. Chiaruttini’s employer The York Water Company.
Frank Elsner, III	Yes	None
Todd L. Herring	Yes	None
Scott L. Kelley	Yes	None
James J. Lott	Yes	None
Donna M. Newell	Yes	None
Daniel W. Potts	Yes	None
Alan J. Stock	Yes	None
In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.
Directors of ACNB Corporation
The following table sets forth, as of March 14, 2024 (in alphabetical order), selected information about the Corporation’s directors and director nominees.
Name	Class of Director	Director Since	Age as of March 14, 2024
Kimberly S. Chaney	3	2020	62
Alexandra Chiaruttini	1	Nominee	53
Frank Elsner, III	3	2002	63
James P. Helt	3	2017	57
Todd L. Herring, Vice Chairman	1	2017	62
Scott L. Kelley	3	2012	72
James J. Lott	1	2007	61
Donna M. Newell	2	2012	53
Daniel W. Potts	3	2004	71
D. Arthur Seibel, Jr.	2	2017	65
Alan J. Stock, Chairman	2	2005	66
Executive Officers of ACNB Corporation and Subsidiaries
The following table sets forth, as of March 14, 2024, selected information about the Executive Officers of the Corporation and its subsidiaries, each of whom is appointed by the Board of Directors and each of whom holds office at the Board’s discretion.

Name and Position	Position Held	Age as of March 14, 2024
James P. Helt
President & Chief Executive Officer of ACNB Corporation	2017-Present	57
Chief Executive Officer of ACNB Bank	2017-Present
President of ACNB Bank	2015-Present
Executive Vice President/Banking Services of ACNB Bank	2008-2015
Mark E. Blacksten
Executive Vice President/Maryland Market President of ACNB Bank(1)	2023-Present	52
Brett D. Fulk
Executive Vice President/Chief Strategy Officer of ACNB Bank(2)	2022-Present	55
Laurie A. Laub
Executive Vice President/Chief Credit & Operations Officer of ACNB Bank(3)	2016-Present	58
Douglas A. Seibel
Executive Vice President/Chief Lending & Revenue Officer of ACNB Bank(4)	2016-Present	63
Jason H. Weber
Executive Vice President/Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank	2022-Present	49
Executive Vice President/Finance of ACNB Corporation and ACNB Bank(5)	2022
Emily E. Berwager
Senior Vice President/Human Resources Manager of ACNB Bank(6)	2020-Present	46
Andrew A. Bradley
Senior Vice President/Chief Risk Officer of ACNB Bank(7)	2023-Present	46
Kevin J Hayes
Senior Vice President/General Counsel, Secretary, & Chief Governance Officer of ACNB Corporation and ACNB Bank	2023-Present	36
Senior Vice President/General Counsel of ACNB Bank(8)	2020-2023

(1)
Prior to joining ACNB Bank, Mr. Blacksten served as Senior Vice President/Business Banking Regional Manager with M&T Bank since 2017.

(2)
Prior to joining ACNB Bank, Mr. Fulk served as President and Chief Executive Officer of Riverview Financial Corporation, Harrisburg, Pennsylvania, from 2015 to 2021.

(3)
Ms. Laub joined ACNB Bank in 2005.

(4)
Mr. Seibel joined ACNB Bank in 2008.

(5)
Prior to joining ACNB Corporation, Mr. Weber served as Executive Vice President and Chief Financial Officer for Atlantic Community Bankers Bank, Camp Hill, Pennsylvania, from June 2020. Prior to that, he served as director of corporate development and financial planning and analysis at Fulton Financial Corporation in Lancaster, Pennsylvania.

(6)
Prior to joining ACNB Bank, Ms. Berwager served as Vice President of Talent and Culture at the Campbell Soup Company, formerly Snyder’s-Lance, Inc.

(7)
Prior to joining ACNB Bank, Mr. Bradley served as Executive Director with Cherry Bekaert, formerly Accume Partners, in Mechanicsburg Pennsylvania, since 2003.

(8)
Mr. Hayes joined ACNB Bank as General Counsel in 2015. Prior to joining ACNB Bank, Mr. Hayes was an associate attorney with the law firm of Mette, Evans & Woodside in Harrisburg, Pennsylvania.

Meetings and Committees of the Board of Directors
The Board of Directors of ACNB Corporation met thirteen (13) times during 2023. The Corporation maintains an Audit Committee (which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934), Executive Committee, Compensation Committee, and Nominating Committee. A total of thirty-two (32) Board and committee meetings of the Corporation’s Board of Directors were held in 2023. During 2023, each of the directors attended at least 75% of the combined total number of meetings of the Corporation’s Board of Directors and the committees of which he or she was a member. The Board of Directors has a written attendance policy statement, which encourages and expects each director to attend the Annual Meeting of Shareholders. All directors attended the 2023 Annual Meeting of Shareholders. We expect that all the directors will attend the 2024 Annual Meeting of Shareholders.
Audit Committee.   Members of the Audit Committee at December 31, 2023, were Kimberly S. Chaney, who served as Chair, Todd L. Herring, James J. Lott, Daniel W. Potts and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Audit Committee, as set forth in its charter, include reviewing the Corporation’s financial reporting process and systems of internal accounting and financial controls; reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; overseeing risk management; and, recommending annually to the Board of Directors the engagement of an independent auditor. The Audit Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Audit Committee met five (5) times during 2023.
Executive Committee.   Members of the Executive Committee at December 31, 2023, were Alan J. Stock, who served as Chair, Kimberly S. Chaney, James P. Helt, Todd L. Herring, Scott L. Kelley and D. Arthur Seibel, Jr. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to develop and maintain the corporate governance policies and framework. The Executive Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Executive Committee met three (3) times during 2023.
Compensation Committee.   Members of the Compensation Committee at December 31, 2023, were Scott L. Kelley, who served as Chair, Frank Elsner, III, Todd L. Herring, James J. Lott, Donna M. Newell and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Compensation Committee include evaluating and recommending to the Board of Directors the executive officer and director compensation plans, policies and programs of the Corporation. The Compensation Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Compensation Committee met six (6) times during 2023.
Nominating Committee.   Members of the Nominating Committee at December 31, 2023, were Donna M. Newell, who served as Chair, Todd L. Herring, James J. Lott, Daniel W. Potts, and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board of Directors. The Nominating Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Nominating Committee met five (5) times during 2023.
Shareholder Communications
The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.
Submission of Shareholder Proposals and Other Nominations
In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporation no later than December 3, 2024. Proposals may be sent to the Secretary of ACNB Corporation, at 16 Lincoln Square, P.O. Box 3129, Gettysburg, Pennsylvania 17325.
All proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after December 3, 2024, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2025 proxy statement.
In addition to satisfying the foregoing requirements under ACNB Corporation’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 8, 2025. However, if the date of the 2025 Annual Meeting is changed by more than thirty (30) calendar days from the anniversary date of the 2024 Annual Meeting, then notice must be provided by the later of sixty (60) calendar days prior to the date of the 2025 Annual Meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
Employee Code of Ethics
Since May 1994, ACNB Bank, formerly Adams County National Bank, has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation’s Board of Directors adopted a Code of Ethics which is applicable to our directors, officers and employees, and which has been amended as necessary from time to time.
The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics to ACNB Corporation’s Chief Governance Officer. The Code of Ethics is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com.
Anti-Hedging/Pledging Policy
Pursuant to the Corporation’s policy, directors and executive officers are prohibited from entering into hedging transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Further, directors and executive officers are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.
ELECTION OF DIRECTORS
Nomination of Directors
The Corporation has a standing Nominating Committee with a charter. Recommendations to the Board of Directors as to the nominees for election as directors at the Annual Meeting of Shareholders are provided by the Nominating Committee. The Nominating Committee will consider shareholder-recommended nominees for director, and shareholders who desire to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202, 203 and 207(b), of the Corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors
The Corporation’s Articles of Incorporation authorize the number of directors to be not less than five (5) and not more than twenty-five (25). Further, the Corporation’s Articles of Incorporation and Bylaws provide for three (3) classes of directors with staggered terms of office of three (3) years that expire at successive annual meetings. Pursuant to Article II, Section 207(b), of the Corporation’s Bylaws, no director or nominee shall stand for election, if as of the date of election, he or she shall have attained the age of seventy-two (72) years old. Currently, the number of directors is set at ten (10): Class 1 consists of two (2) directors, Class 2 consists of three (3) directors, and Class 3 consists of five (5) directors.
The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, the willingness to commit time, a commitment to independence, a commitment to the Corporation’s community, financial competence, a good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. A director nominee shall also have expertise that strengthens the Board of Directors. When evaluating potential director nominees, the Nominating Committee considers the skills and expertise of the current Board members and seeks director nominees with knowledge, skills and abilities that enhance and complement—rather than duplicate—the experiences and skills already represented on the Board of Directors. Further, the Nominating Committee ensures director nominees complement the Corporation’s strategic vision and direction, a fundamental priority for the Board of Directors. The Nominating Committee follows the same process for evaluating shareholder-recommended nominees for director.
The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints and experience. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.
The tables below provide certain self-identified diversity information regarding our Board of Directors as of February 1, 2024 and February 1, 2023.
Board Diversity Matrix
(As of February 1, 2024)
Total Number of Directors			10
	Female	Male		Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	8		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Board Diversity Matrix
(As of February 1, 2023)
Total Number of Directors			11
	Female	Male		Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	8		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			1
Director Nominees
The Board of Directors nominated incumbent directors Donna M. Newell, D. Arthur Seibel, Jr. and Alan J. Stock to serve as Class 2 Directors and director nominee Alexandra Chiaruttini to serve as Class 1 Director until the expiration of the term of the class or until their earlier death, resignation or removal from office. During 2023, the Nominating Committee retained an independent third-party search firm to assist it to identify and evaluate qualified board candidates with needed experience and skills coupled with the highest standards of personal and professional integrity. Over the course of the year, the Nominating Committee interviewed several candidates submitted by the third-party search firm. Upon the recommendations of the search firm and the Nominating Committee, our Board nominated Ms. Chiaruttini as a Class 1 director to be elected at the 2024 Annual Meeting. In evaluating Ms. Chiaruttini’s candidacy, the Board considered her extensive experience and leadership roles in regulatory compliance, risk management, public company governance, and legal matters.
The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.
The Board of Directors proposes the following nominees for election as Class 2 Directors at the annual meeting:
Class 2 Director Nominees
Donna M. Newell
D. Arthur Seibel, Jr.
Alan J. Stock
The Board of Directors proposes the following nominee for election as a Class 1 Director at the annual meeting:
Class 1 Director Nominee
Alexandra Chiaruttini
The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above.

Information as to Nominees and Directors
Set forth below, as of March 14, 2024, are the principal occupations and certain other information regarding nominees for director and continuing directors including the experience, qualifications, attributes or skills that contribute to the nominee’s or director’s ability to oversee the management of the Corporation. Unless otherwise specified, all business experience is for the past five (5) years in the same or similar position. You will find information about their share ownership on pages 12 through 15.
Class 2 Directors (to serve until 2027 if duly elected and qualified)
Donna M. Newell	Ms. Newell, age 53, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2012. She is President & Chief Executive Officer of NTM Engineering, Inc., a firm located in Dillsburg, Pennsylvania, that specializes in water resources and structural engineering as well as engineering course development and instruction. Ms. Newell brings her engineering, technology and business expertise to the Board.
D. Arthur Seibel, Jr.	Mr. Seibel, age 65, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since July 2017. He was a director of New Windsor Bancorp, Inc. and New Windsor State Bank from 2003 until 2017, and served as chairman of these boards from 2014 until 2017. Most recently, Mr. Seibel retired as Chief Operating Officer for Springdale Preparatory School in New Windsor, Maryland, in February 2020. From 2011 until 2014, he was Managing Director of CIC Switzerland, Ltd., the international sales operation of Cristal Inorganic Chemicals (CIC), located in Zug, Switzerland. He previously served as Chief Financial Officer of CIC, a manufacturing company with operations then in five countries and revenues of $2.0 billion, from 2007 to 2011, and began his career as a certified public accountant. Mr. Seibel’s long experience in accounting, auditing, internal controls, and strategic planning, as well as knowledge of public companies and the community banking industry, support his membership on the Corporation’s and ACNB Bank’s Boards of Directors.
Alan J. Stock	Mr. Stock, age 66, Chairman of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2005. He served as Vice Chairman of both Boards of Directors from 2013 until February 15, 2020, when he became Chairman of the Board of the Corporation and ACNB Bank. Mr. Stock has also been a member of the Board of Directors of ACNB Insurance Services, Inc., formerly Russell Insurance Group, Inc., since February 25, 2020. He retired in November 2017 as Owner and President of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania. Mr. Stock brings to the Board entrepreneurial experience spanning more than 40 years and strong financial and business acumen, as well as extensive knowledge of the Corporation’s market areas.
Class 1 Director Nominee (to serve until 2025 if duly elected and qualified)
Alexandra Chiaruttini	Ms. Chiaruttini, age 53, is a nominee for Class 1 Director. Since 2020, she has served as the Chief Administrative Officer and General Counsel for The York Water Company, a water and wastewater public utility company, headquartered in York, Pennsylvania. Prior to joining The York Water Company, Ms. Chiaruttini served as the Chief Counsel at the Pennsylvania Department of Environmental Protection and acted as the commonwealth’s chief environmental enforcement officer. Ms. Chiaruttini’s extensive experience and leadership roles in regulatory compliance, risk management, public company governance, and legal matters support her candidacy to serve on the Corporation’s and ACNB Bank’s Boards of Directors.

Class 1 Directors (to serve until 2025)
Todd L. Herring	Mr. Herring, age 62, Vice Chairman of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since July 2017. He has served as Vice Chairman of both Boards of Directors since May 26, 2020. Mr. Herring was a director of New Windsor Bancorp, Inc. and New Windsor State Bank from 2013 until 2017. Mr. Herring is a physical therapist and, since 2015, the Market Director for for Pivot—Athletico Physical Therapy, a provider of physical therapy, occupational health, performance training, and sports medicine services based in Towson, Maryland, with over 900 clinics in 24 states. He was Owner and President of Central Maryland Rehabilitation Services, Inc. (CMRS) from its inception in 2006 until its acquisition by Pivot Physical Therapy, now now Pivot—Athletico Physical Therapy, in 2015. CMRS had more than 120 employees and provided hospital, home health, assisted living facility based, and outpatient clinic rehabilitation services in Maryland. Since 1985, Mr. Herring also owns and manages numerous residential and commercial real estate partnerships. His professional and personal contacts in Carroll County, Maryland, and surrounding markets, experience in the operations and management of small businesses, knowledge of the Carroll County market, and prior board experience support his service on the Corporation’s and ACNB Bank’s Boards of Directors.
James J. Lott	Mr. Lott, age 61, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania. Mr. Lott offers extensive experience in agribusiness, a leading economic driver in the Corporation’s markets, and his business insight is leveraged to provide guidance in understanding this important segment of the local economy.
Class 3 Directors (to serve until 2026)
Kimberly S. Chaney	Ms. Chaney, age 62, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since January 2020 and serves as an audit committee financial expert. She was a director of Frederick County Bancorp, Inc. and Frederick County Bank from 2013 until 2020, and served as chairman of these boards until 2020. Ms. Chaney has been a certified public accountant for over 30 years and is Owner of Kimberly S. Chaney, CPA LLC, an accounting practice specializing in financial services and consulting for small businesses located in Frederick, Maryland. She has formerly held senior management positions in several Frederick County companies in the construction, real estate and retail industries. Ms. Chaney’s long experience in accounting, auditing, internal controls, and strategic planning, prior board experience, and knowledge of the Frederick County market support her membership on the Board.
Frank Elsner, III	Mr. Elsner, age 63, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2002. From 2013 until February 15, 2020, he served as Chairman of the Board of the Corporation and ACNB Bank. Mr. Elsner also served as Vice Chairman of both Boards of Directors from 2007 until 2013. He has been a member of the Board of Directors of ACNB Insurance Services, Inc., formerly Russell Insurance Group, Inc., since 2012 and has served as Vice Chairman of the Board since 2013. Mr. Elsner is Owner & Managing Director of ODT Global, LLC, a system integrator, distributor, and manufacturers’ sales representative firm specializing in product and material handling, labeling and packaging equipment solutions based in Hanover, Pennsylvania. He retired in 2012 as President, Chief Executive

Officer & Treasurer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania. Mr. Elsner has extensive management experience with a company that operates internationally, as well as strong skills in cross cultural communications, financial management, sales and marketing, and strategic planning.
James P. Helt	Mr. Helt, age 57, is President & Chief Executive Officer of the Corporation and ACNB Bank. He has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2017 and 2015, respectively. He has also been a member of the Board of Directors of ACNB Insurance Services, Inc., formerly Russell Insurance Group, Inc., since 2016 and has served as Chairman of the Board since 2021. From 2008 until September 1, 2015, Mr. Helt served as Executive Vice President/Banking Services of ACNB Bank. Mr. Helt was named President of ACNB Bank effective September 1, 2015. As part of the Corporation’s and ACNB Bank’s long-term succession planning, he was appointed President & Chief Executive Officer of the Corporation and Chief Executive Officer of ACNB Bank effective May 5, 2017. Mr. Helt’s more than 30 years of experience in the financial services industry, including his time with the Corporation and ACNB Bank, provides him with unique insights into the Corporation’s challenges, strategic goals, and operations.
Scott L. Kelley, Esquire	Mr. Kelley, age 72, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2012. He has also been a member of the Board of Directors of ACNB Insurance Services, Inc., formerly Russell Insurance Group, Inc., since January 1, 2017. Mr. Kelley is currently Counsel with Barley Snyder LLP, and was Partner from 2017 until 2023.. Previously, he was an attorney and President of the law firm of Stonesifer and Kelley, P.C. of Hanover, Pennsylvania, until it merged with Barley Snyder LLP in 2017. He served as the Executive Director of Community Banks Insurance Services from 2007 to 2009. The Board benefits from Mr. Kelley’s more than 40 years of experience practicing law in the areas of business and commercial law; real estate law; agricultural law; oil, gas and mineral law; and, estate planning and administration, as well as from his experience in the insurance industry.
Daniel W. Potts	Mr. Potts, age 71, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2004 and serves as an audit committee financial expert. He has also been a member of the Board of Directors of ACNB Insurance Services, Inc., formerly Russell Insurance Group, Inc., since 2005. Mr. Potts has more than 40 years of global business experience, including 15 years with major accounting firms and senior executive positions in the financial services industry. Mr. Potts recently retired from Deloitte Consulting, a global services firm specializing in strategy and operations, technology, and workforce optimization. Mr. Potts’ financial and business skills and extensive experience with financial accounting matters provide invaluable insight and guidance to the Board’s oversight function.
SHARE OWNERSHIP
Principal Shareholders
The following table sets forth, as of December 31, 2023, to the best of the Board of Directors’ knowledge, the name and address of each person or entity who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	522,358(1)	6.10%
FMR LLC 245 Summer Street Boston, MA 02210	544,408(2)	6.39%

(1)
On a Schedule 13G filed with the SEC on January 29, 2024, BlackRock, Inc. reported sole voting power with respect to 511,498 shares of the Corporation’s common stock and sole dispositive power with respect to 522,358 shares of the Corporation’s common stock.

(2)
On a Schedule 13G/A filed with the SEC on February 9, 2024, FMR LLC reported sole voting power with respect to 544,371 shares of the Corporation’s common stock and sole dispositive power with respect to 544,408 shares of the Corporation’s common stock.

Beneficial Ownership of Directors, Nominees and Executive Officers
The following table sets forth, as of December 31, 2023 unless otherwise noted, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each Named Executive Officer, and all directors, nominees and executive officers of the Corporation as a group. Unless otherwise noted, shares are held individually, and the percentage of class is less than 1% of the Corporation’s outstanding common stock.
Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
•
Voting power, which includes the power to vote or to direct the voting of the stock; or,

•
Investment power, which includes the power to dispose or direct the disposition of the stock; or,

•
The right to acquire beneficial ownership within sixty (60) days after December 31, 2023.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly and individually by the reporting person. The number of shares owned by the directors, nominees and Named Executive Officers is rounded to the whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Class 1 Directors
Todd L. Herring	10,037(2)	—
James J. Lott	16,540(3)	—
Class 1 Director Nominee
Alexandra Chiaruttini	0(4)	—
Class 2 Directors
Donna M. Newell	9,697(5)	—
D. Arthur Seibel, Jr.	21,361(6)	—
Alan J. Stock	116,398(7)	1.31%
Class 3 Directors
Kimberly S. Chaney	8,068(8)	—
Frank Elsner, III	26,290(9)	—
James P. Helt	27,380(10)	—
Scott L. Kelley	25,111(11)	—
Daniel W. Potts	8,538	—
Named Executive Officers
Laurie A. Laub	10,657	—
Executive Vice President/ Chief Credit & Operations Officer of ACNB Bank
Douglas A. Seibel	14,607(12)	—
Executive Vice President/ Chief Revenue & Lending Officer of ACNB Bank
All Directors, Nominees and Executive Officers as a Group (10 Directors, 1 Nominee, 8 Executive Officers, 19 persons in total)	305,166	3.58%

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after December 31, 2023. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 7,897 shares held solely by Mr. Herring; 1,088 shares held in a trust for the benefit of Mr. Herring; 172 shares owned individually by his spouse; and, 880 shares held in his spouse’s IRA.

(3)
Figure includes 6,464 shares held solely by Mr. Lott; 9,076 shares held jointly with Mr. Lott’s spouse; and, 1,000 shares held in his IRA.

(4)
Ms. Chiaruttini acquired 1,500 shares in January 2024, and as such, meets the requirements for director stock ownership under the Corporation’s Bylaws.

(5)
Figure includes 6,135 shares held solely by Ms. Newell; 2,997 shares held jointly with Ms. Newell’s spouse; and 565 shares held in her IRA.

(6)
Figure includes 4,535 shares held solely by Mr. Seibel; 11,826 shares held in a trust for the benefit of Mr. Seibel; and, 5,000 shares held in his IRA.

(7)
Figure includes 42,698 shares held solely by Mr. Stock; 10,900 shares held in his IRA; and, 62,799 shares owned by Mr. Stock’s mother over which he has power of attorney.

(8)
Figure includes 2,178 shares held solely by Ms. Chaney and 5,890 shares held jointly with Ms. Chaney’s spouse.

(9)
Figure includes 8,236 shares held solely by Mr. Elsner; 14,301 shares held jointly with Mr. Elsner’s spouse; and, 3,753 shares held in his IRA.

(10)
Figure includes 21,133 shares held solely by Mr. Helt; 2,286 shares held jointly with Mr. Helt’s spouse; and, 3,961 shares held in his IRA.

(11)
Figure includes 524 shares held solely by Mr. Kelley; 10,746 shares held jointly with Mr. Kelley’s spouse; and, 13,841 shares held in his IRA.

(12)
Figure includes 10,416 shares held solely by Mr. Seibel; 3,488 shares held jointly with Mr. Seibel’s spouse; and, 703 shares held in his IRA.

DIRECTOR COMPENSATION
Compensation of the Board of Directors of ACNB Corporation and Subsidiaries
Directors of the Corporation are compensated for their services as set forth below. Employee directors are not compensated for any services as a director including attendance at Board of Directors meetings or committee meetings. The Compensation Committee annually reviews and recommends to the Board of Directors the compensation levels and elements for non-employee directors. Since April 1, 2023, non-employee directors have been compensated by ACNB Bank for their services rendered to the Corporation and Bank as follows:
•
$24,725 annual retainer;

•
$860 per Board meeting;

•
$540 per committee meeting;

•
$6,450 annually for Audit Committee chair;

•
$6,450 annually for Compensation Committee chair;

•
$4,300 annually for Executive Committee chair;

•
$4,300 annually for Loan Committee chair;

•
$2,690 annually for Trust Committee chair;

•
$1,075 annually for Nominating Committee chair;

•
$37,625 annually for Chairman of the Board;

•
$10,750 annually for Vice Chairman of the Board;

•
$752.50 per quarter for Board Strategic Specialist;

•
$645 allowance for a half-day seminar plus expenses, if applicable, and $1,075 allowance for a full-day seminar plus expenses, if applicable; and,

•
$135 per hour for continuing education via online/webinar training, given preapproval.

Pursuant to a board approved plan, at the director’s election, 50% or 100% of each director’s annual retainer, as paid on a quarterly basis, is paid as ACNB Corporation common stock in lieu of directors fees through the Corporation’s Dividend Reinvestment and Stock Purchase Plan.

The following table summarizes the compensation of directors during 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Kimberly S. Chaney	$61,411(2)	—	—	$396	$61,807
Frank Elsner, III	$59,660(3)	—	—	$594	$60,254
Todd L. Herring	$62,231	—	—	$396	$62,627
Scott L. Kelley	$62,703(4)	—	—	$1,860	$64,563
James J. Lott	$56,326	—	—	$370	$56,696
Donna M. Newell	$48,680	—	—	$377	$49,057
Daniel W. Potts	$49,169(5)	—	—	$1,695	$50,864
D. Arthur Seibel, Jr.	$55,736	—	—	$529	$56,265
David L. Sites(6)	$1,917	—	—	$782	$2,699
Alan J. Stock	$103,162(7)	—	—	$855	$104,017

(1)
Represents the tax reportable imputed income attributed to the director supplemental life insurance plan.

(2)
Includes $3,200 paid in 2023 for Board meetings of ACNB Insurance Services, Inc.

(3)
Includes $4,800 paid in 2023 for Board meetings of ACNB Insurance Services, Inc.

(4)
Includes $4,800 paid in 2023 for Board meetings of ACNB Insurance Services, Inc.

(5)
Includes $4,800 paid in 2023 for Board meetings of ACNB Insurance Services, Inc.

(6)
Mr. Sites retired from the Board of Directors on February 3, 2023.

(7)
Includes $4,800 paid in 2023 for Board meetings of ACNB Insurance Services, Inc.

Director Deferred Fee Plan
In January 2001, ACNB Bank established a director deferred fee plan. Directors Chaney, Elsner, Herring, Kelley, Lott, Newell, and Stock participated in 2023. Directors may defer up to 100% of the director’s income. Benefits are payable upon termination of service, change of control, and by specific participant election in accordance with IRS Code Section 409A. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).
Variable Compensation Plan
Effective January 1, 2018, the ACNB Bank Variable Compensation Plan was amended to allow directors to participate under the same terms as employees in order to better align the interests of the directors with the shareholders and to place similar restrictions, as placed upon employees who are granted restricted stock, on grants of shares from the 2018 Omnibus Stock Incentive Plan, any successor plan, or any similar plan under which equity awards may be granted and directors are eligible to participate. During 2023, no awards were granted to non-employee directors.
Director Supplemental Life Insurance Plan
ACNB Bank has a director supplemental life insurance plan. All non-employee directors are eligible for the life insurance benefit. The plan currently insures nine (9) directors. The director life insurance benefit of $250,000 per participating director shall be provided unless the director separates from service prior to reaching the retirement age without at least nine (9) years of service, in which case the benefit is $100,000. This life insurance benefit is funded through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The amount of death benefits is the amount set forth in the individual’s policy endorsement. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Long-Term Care Insurance
ACNB Bank provides long-term care insurance to directors, and eligibility is subject to medical underwriting acceptance. The plan currently insures eight (8) directors. The eligible participating directors are not required to pay any premiums. The long-term care insurance provides a monthly maximum base benefit of $4,000 for long-term care needs.
EXECUTIVE COMPENSATION
Determination of Executive Compensation
The Compensation Committee is charged with recommending to the Board of Directors of ACNB Corporation the compensation for all executive officers of ACNB Corporation and its subsidiaries. The Committee may form and delegate authority to subcommittees or delegate authority to management when appropriate, as well as retain or obtain the advice of a compensation consultant, legal counsel, or other adviser.
Compensation Objectives and Policies
The primary objective of the Corporation’s compensation philosophy remains to attract, motivate, reward and retain executives who will maintain the safety and soundness of the Corporation and its subsidiaries. In addition, the Corporation’s compensation philosophy aims to sustain and enhance long-term investor value, enforce internal controls deemed appropriate by our auditors and regulators, and execute the strategic plans as prioritized by the Board of Directors.
The Compensation Committee and the Board of Directors of the Corporation seek to establish fair compensation policies in order to attract, motivate, reward and retain competent managers whose efforts will enhance the Corporation’s profitability and growth without exposing the Corporation to undue risk. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Corporation, as determined by the Board of Directors at that time.
The Role of the Named Executive Officers in Setting Compensation
The Named Executive Officers do not participate in the determination process of their respective annual base salaries and are not present when their respective compensation is discussed by the Compensation Committee or discussed and approved by the Board of Directors.
Mr. Helt, as President & Chief Executive Officer of the Corporation and ACNB Bank, provides insight to the Compensation Committee on the performance and compensation of the subsidiary bank’s executive officers including the other Named Executive Officers. He also assists in establishing performance goals and objectives for these executive officers.
The Compensation Process for the Named Executive Officers
President & Chief Executive Officer of the Corporation and ACNB Bank	• Discusses the Named Executive Officers’ performance with the Compensation Committee and provides insight on merit compensation.
• Is not present when his performance and compensation are discussed.
Compensation Committee	• Reviews the performance of the President & Chief Executive Officer of the Compensation Corporation and the Bank in his absence.
• Reports on the performance of the Named Executive Officers and recommends the compensation levels to the Board of Directors.
Board of Directors	• Without any Named Executive Officers participating or present, discusses the compensation levels of the Named Executive Officers and determines the levels of compensation.
• Uses its business judgment and the Compensation Committee’s recommendation in determining compensation.

The Role of a Consultant in Setting Compensation
The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser. The Compensation Committee is directly responsible for retaining, determining the independence, determining if a conflict of interest exists, compensating, and overseeing the work of its advisers.
The Compensation Committee engaged the services of Blanchard Consulting Group for projects related to the review of both director and executive compensation, including the incentive plan, the results of which were implemented in 2022. The Compensation Committee did not formally engage Blanchard Consulting Group for services in 2023; however, ACNB Bank management consulted Blanchard Consulting Group on an as needed basis in 2023 with respect to general employee compensation matters. The Compensation Committee also reviewed and considered educational materials from various webinars and conferences, as well as other resources, as further explained in Benchmarking below.
Benchmarking
For 2022, the Compensation Committee reviewed the information provided by Blanchard Consulting Group which included benchmarking data gathered from external salary surveys and was focused on an agreed upon peer group. In 2023, he Compensation Committee reviewed In 2023, additional external salary survey data and information it received from various webinars, conferences and publications. This information provides general compensation trends and is not used to specifically benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation.
Summary Compensation Table
The following table summarizes the total compensation for 2023 and 2022 for James P. Helt, the Corporation’s President & Chief Executive Officer; Douglas A. Seibel, the Bank’s Executive Vice President/ Chief Revenue and Lending Officer; and, Laurie A. Laub, the Bank’s Executive Vice President/Chief Credit & Operations Officer. These individuals are referred to as the Named Executive Officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
James P. Helt President & Chief Executive Officer of the Corporation(3)	2023	$541,154	$341,250	$288,750	$256,795	$140,744(4)	$1,568,693
	2022	$509,769	$114,250	$95,500	$177,458(5)	$73,697(6)	$970,674
Douglas A. Seibel Executive Vice President/Chief Revenue & Lending Officer of the Bank	2023	$296,692	$130,500	$116,000	$75,221	$215,397(7)	$833,810
	2022	$283,689	$67,200	$50,550	$2,965(8)	$201,493(9)	$605,897
Laurie A. Laub Executive Vice President/Chief Credit & Operations Officer of the Bank	2023	$309,231	$131,250	$120,000	$169,166	$91,548(10)	$821,195

(1)
The amount shown was deposited for a cash purchase of Corporation stock through the Corporation’s Dividend Reinvestment and Stock Purchase Plan and was issued as restricted stock grants pursuant to the ACNB Bank Variable Compensation Plan under the Corporation’s 2018 Omnibus Stock Incentive Plan.

(2)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer’s benefits under the pension plan and retirement income agreements.

(3)
Also serves as President & Chief Executive Officer of ACNB Bank and Chairman of the Board of ACNB Insurance Services, Inc.

(4)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under his SERP of $122,539; imputed income of $1,154 related to supplemental life insurance; and, personal use of company car of $3,851.

(5)
Mr. Helt has accrued benefits under our defined benefit pension plan. The year-over-year change in actuarial present value of his accrued benefits was negative $90,722 for 2022. Since this amount is negative, it is not included in the table pursuant to applicable SEC rules and regulations.

(6)
Includes 401(k) plan employer matching contribution of $12,200; deferred compensation accruals under his SERP of $69,646; imputed income of $1,037 related to supplemental life insurance; and, personal use of company car of $3,014.

(7)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under his SERP of $101,145; deferred compensation contributions to his SERP of $100,000; and, imputed income of $1,052 related to supplemental life insurance.

(8)
Mr. Seibel has accrued benefits under our defined benefit pension plan. The year-over-year change in actuarial present value of his accrued benefits was negative $56,687 for 2022. Since this amount is negative it is not included in the table pursuant to applicable SEC rules and regulations.

(9)
Includes 401(k) plan employer matching contribution of $12,200; deferred compensation accruals under his SERP of $100,493; deferred compensation contributions to his SERP of $100,000; and, imputed income of $951 related to supplemental life insurance.

(10)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under her SERP of $77,637; and, imputed income of $711 related to supplemental life insurance.

Employment Agreements
Each of the Named Executive Officers has an employment agreement. On October 5, 2022, the Corporation and ACNB Bank entered into an amended and restated employment agreement with James P. Helt, President & Chief Executive Officer of the Corporation and the Bank. On October 6, 2022, the ACNB Bank entered into an amended and restated employment agreement with Laurie A. Laub, Executive Vice President/Chief Credit & Operations Officer of the Bank. On October 20, 2022, ACNB Bank entered into an employment agreement with Douglas A. Seibel, Executive Vice President/Chief Lending & Revenue Officer of the Bank (together, the “Agreements” and “Executives”). Under the Agreements, the Named Executive Officers are eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses.
The initial terms of the Agreements are three (3) years which automatically extend for an additional one (1) year period on each annual anniversary date of the Agreements, unless notice is given one hundred eighty (180) days prior to the anniversary date, so that on each anniversary date if notice had not been previously given the term shall continue for three (3) years.
The Agreements automatically terminate if the Executives are terminated for “Cause”, as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for “Good Reason”, as defined in the Agreements. If the Agreements terminate for “Good Reason”, Messrs. Helt or Seibel or Ms. Laub would receive 2.99 times the respective Executive’s agreed compensation and benefits for two (2) years. The Agreements automatically terminate upon the Executives’ disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (a) they return to work, (b) reach age sixty-five (65), (c) die, or (d) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executive’s employment is terminated either involuntarily or voluntary, under certain circumstances as set forth in the Agreements, following a “Change in Control”, as defined in the Agreements, the Executive is entitled to 2.99 times the Executive’s agreed compensation and to continue to receive benefits for up to two (2) years. Messrs. Helt and Seibel and Ms. Laub would receive grossed-up payments, if necessary.

The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and ACNB Bank.
Variable Compensation Plan
Effective January 1, 2014, and subsequently amended effective January 1, 2018, January 1, 2021, and March 1, 2022, the Compensation Committee established the ACNB Bank Variable Compensation Plan (the “Plan”), which provides guidelines for awarding cash and/or equity incentive bonuses. Under the Plan, the Compensation Committee may make a recommendation to the Board of Directors to award stock under the ACNB Corporation 2018 Omnibus Stock Incentive Plan, any successor plan, or any similar plan under which equity awards may be granted, if it chooses to make equity awards. The Board of Directors also reserves the right to amend, suspend or terminate the Plan at any time. The guidelines contained in the Plan include general restrictions such as:
•
the award formulas are to be constructed to align the interests of the participant with those of the shareholders;

•
the participant must have an overall rating of “Meets Expectations” on his or her most recent individual performance appraisal, as applicable;

•
no incentive bonuses may be awarded if the Bank’s CAMELS rating assigned by its regulators falls below a certain rating;

•
no incentive bonuses will be awarded if the Board of Directors determines that the dividend payable to the shareholders is not reasonable or competitive; and,

•
all bonuses are subject to a clawback provision, as well as the Corporation’s Excess Incentive Compensation Recovery Policy Statement.

Criteria Considered in Deciding to Grant a Bonus Under the
ACNB Bank Variable Compensation Plan
The Plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of predefined ACNB Bank and ACNB Corporation financial performance metrics, departmental or individual goals, as well as corporate or strategic goals, as determined by the Board of Directors and/or Compensation Committee, with recommendations by the Bank’s President/CEO and Human Resources Manager. The participants are eligible to receive both variable cash awards and variable equity awards in the form of ACNB Corporation restricted stock. Payouts under the Plan are based on a percentage of the annualized base salary of the participant in the calendar Plan year upon which the award is based. The Plan and each performance period operate on a calendar year basis of January 1 to December 31 for the Plan Year. Thus, variable compensation awards paid in 2023 under the Plan were based on 2022 performance.
For 2022, the minimum requirements for any participant to receive an award under the Plan were that: (1) the Bank maintains a non-performing assets level below 1.5%; (2) ACNB Corporation achieves a minimum level of annual net income of $16.5 million; and (3) the individual Plan participant achieves a “satisfactory” performance evaluation score. These parameters are considered triggers to activate the 2022 plan for participants, subject to the Board of Directors and/or Compensation Committee’s authority to determine if an extraordinary occurrence has taken place, such that performance goals or minimum requirements should be adjusted.
Beyond such minimum performance triggers to activate the Plan, the Compensation Committee and Board of Directors set threshold, target, and maximum performance levels for ACNB Bank and ACNB Corporation financial performance metrics and strategic goals. The variable cash and variable equity award payouts under the Plan are calculated using a ratable approach, in which award payouts are calculated as a proportion of threshold, target and maximum award opportunity levels based upon goal weightings.

The following factors were established as the target levels for the ACNB Bank and ACNB Corporation financial performance metrics and strategic goals for 2022:
Factor	Rationale	2022 Target Goal	2022 Actual Performance
ACNB Corporation Net Income	Incentivizes the overall financial performance of the Corporation through income generation and expense reduction.	$21.500,000.00	$35,752,000.00
Loan Growth	Incentivizes employees to grow the Bank’s loan portfolio which will increase income.	4.8%	6.0%
ACNB Corporation Return On Average Equity	Measures the Corporation’s performance and provides for a pay for performance baseline.	9.5%	14.35%
Execution on Strategic Initiatives(1)	Incentivizes participants to accomplish the strategic goals as determined by the Board of Directors	2	2

(1)
The Strategic Initiatives final rating is set on a rating of 0-3, with 3 being the maximum rating, by Board of Directors on recommendation by the Compensation Committee, in its discretion but based on management’s achievement of the initiatives and goals outlined in the Strategic Plan approved by the Board of Directors.

With respect to the variable cash awards payable to the Named Executive Officers in 2023 for 2022 performance, Mr. Helt’s maximum variable cash award was sixty-five (65%) of his 2022 salary, and Mr. Seibel and Ms. Laub’s maximum variable cash award was forty-five (45%) of his or her 2022 salary. With respect to the variable equity award, payable to the Named Executive Officers in the form of an equity award under the ACNB Corporation 2018 Omnibus Stock Incentive Plan, as purchased through the Corporation’s Dividend Reinvestment and Stock Purchase Plan, Mr. Helt’s maximum variable equity award was sixty-five (65%) of his 2022 salary, and Mr. Seibel and Ms. Laub’s maximum variable equity award was forty-five (45%) of his or her 2022 salary. The shares awarded to the Named Executive Officers vest in one-third (1/3) tranches, with the first third vesting immediately upon award in 2023. The Compensation Committee intends to consider restricted stock through the ACNB Corporation 2018 Omnibus Stock Incentive Plan or another successor plan in the future in conjunction with the ACNB Bank Variable Compensation Plan with the intended purpose to encourage stability and longevity in executive management.
Equity Compensation
In 2018, the Corporation’s shareholders approved the ACNB Corporation 2018 Omnibus Stock Incentive Plan, which allows the Corporation to grant up to 400,000 restricted shares of ACNB Corporation common stock under the plan. Awards that may be granted under the 2018 Omnibus Stock Incentive Plan include stock options (including qualified stock options and non-qualified stock options), stock appreciation rights (“SARs”), stock awards, restricted stock, stock units and restricted stock units (“RSUs”), performance awards, and director compensation. All awards and the terms and conditions of such awards will be set forth in a written agreement.
On March 15, 2023, the Corporation granted a total of 16,442.11 restricted shares to the Named Executive Officers employed by ACNB Bank. Subject to earlier forfeiture or accelerated vesting, the restricted shares vest as follows: one-third (1/3) of the restricted shares 100% vested on the grant date, with the next one-third (1/3) of the restricted shares 100% vested as of January 1, 2024, and the final one-third (1/3) of the restricted shares 100% vested as of January 1, 2025.
The following table is a summary of the outstanding equity awards at December 31, 2023.
Outstanding Equity Awards at Fiscal Year-End
Named Executive Officer	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
James P. Helt	7,003.953627(2)	$314,688
Laurie A. Laub	3,056.444507(3)	$137,326
Douglas A. Seibel	2,937.764000(4)	$131,994

(1)
Value represents the number of shares that have not vested multiplied by $44.93, the average of the closing bid and ask prices for ACNB Corporation common stock on December 29, 2023.

(2)
3,988.130346 shares vest January 1, 2024, and 3,015.823281 shares vest January 1, 2025.

(3)
1,803.115351 shares vest January 1, 2024, and 1,253.329156 shares vest January 1, 2025.

(4)
1,726.212483 shares vest January 1, 2024, and 1,211.551517 shares vest January 1, 2025.

Supplemental Life Insurance Plan
In January 2001, ACNB Bank implemented a supplemental life insurance plan for certain officers, including the Named Executive Officers, of the Bank to provide death benefits for each officer’s designated beneficiaries, which was amended and restated in December 2014. Beneficiaries designated by an officer are entitled to a split-dollar share of the death proceeds from the life insurance policies on each officer equal to the lesser of two (2) times the officer’s base annual salary or the maximum dollar amount of the participant’s interest in the policy based upon the vesting schedule attached to his or her split-dollar policy endorsement. The plan is unsecured and unfunded, and there are no plan assets. The Bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.
Group Term Life Insurance Plan
ACNB Bank maintains a group term life insurance plan. All full-time Bank employees are eligible to participate in the plan. For 2023, the insurance benefit for employees was calculated as two (2) times base salary, with a maximum of $250,000.
Long-Term Care Insurance
ACNB Bank provides long-term care insurance to certain officers including the Named Executive Officers. The insurance provides a monthly benefit for long-term care needs.
401(k) Plan
ACNB Bank maintains a defined contribution profit-sharing 401(k) plan. ACNB Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.
An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan, and the Bank will automatically withhold 6% of the employee’s wages unless otherwise directed. ACNB Bank matches a percentage of the employee’s contribution. In 2023, ACNB Bank’s contribution equaled 100% of the employee’s contribution up to 3% of earned compensation plus 50% of the next 2% of earned compensation. Effective January 1, 2000, ACNB Bank adopted a “safe harbor” provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.
Defined Benefit Plan
Employees of ACNB Bank hired on or before March 31, 2012, are covered under the Bank’s Group Pension Plan for Employees provided that they meet the eligibility criteria of the plan. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000, January 1, 2010, and April 1, 2012. ACNB Bank is the plan sponsor and plan administrator.
Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined benefit pension plan on behalf of a specific employee cannot be separately or individually calculated. ACNB Bank made no contributions to the plan in 2023, as the plan is considered to be well funded.
Each employee of ACNB Bank hired on or before March 31, 2012, who attained the age of twenty (20) years and six (6) months and who completed one (1) year of service, in which one thousand (1,000) hours were worked, was eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee’s remaining lifetime with payments certain for five (5) years. Effective January 1, 2010, the formula for determining a participant’s benefit is the participant’s earned benefit as of December 31, 2009, plus 0.75% of the participant’s average monthly pay multiplied by the participant’s benefit service earned on and after January 1, 2010, but not more than twenty-five (25) years. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.
Supplemental Executive Retirement Plan
ACNB Bank entered into retirement income agreements with the Named Executive Officers to provide supplemental retirement income benefits to these officers upon the later of reaching their normal retirement date or separation of service. Mr. Helt’s and Ms. Laub’s benefits are payable in equal monthly installments for the greater of one hundred-eighty (180) months or the executive’s life. Benefits are also payable upon death. Benefit amounts will be determined by the individual’s number of years of service. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date except after a change in control. In exchange for providing benefits under the agreements, the executives are bound by respective noncompetition arrangements. No benefits are payable under the agreements if the executive directly or indirectly engages in a business or activity that may be deemed competitive with ACNB Bank or the Corporation within fifty (50) miles of ACNB Bank’s principal office. If the termination occurs before the executive’s respective retirement date, this restriction applies for five (5) years after the date of the executive’s separation of service; however, the restriction will not extend longer than three (3) years after the executive begins to receive benefits under the respective agreement. If the separation occurs after the executive’s retirement date, then the restriction shall be in place for three (3) years. The restriction does not apply after a change in control. Under the terms of Mr. Seibel’s agreements, the Bank shall credit $100,000 per calendar year to executive’s account as long as executive is employed by the Bank at the time such amount is credited. In the event Mr. Seibel’s employment is terminated for cause no benefits of any kind will be due or payable under the terms of his agreements and all rights shall be forfeited. In the event Mr. Seibel separates from service, including death but excluding for cause, he (or his beneficiary) shall be paid his vested account balance in monthly installments for thirty-six (36) months. In the event of a change in control, Mr. Seibel will be paid his vested account balance in a lump sum. ACNB Bank purchased bank-owned life insurance policies on each officer to fund the retirement income agreements.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As Named Executive Officers, Messrs. Helt and Seibel and Ms. Laub have entered into employment agreements with the Corporation and ACNB Bank, which govern any payments upon termination or change in control. If on December 31, 2023, Messrs. Helt or Seibel or Ms. Laub terminated employment for “Good Reason”, each would have received thirty-six (36) monthly payments in an amount equal to

2.99 times his or her respective agreed compensation plus benefits for two (2) years. If Messrs. Helt or Seibel or Ms. Laub terminates employment after a “Change in Control”, as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective agreed compensation plus benefits for two (2) years following termination. If the Corporation terminates the Named Executive Officer’s employment without “Cause”, then the respective Named Executive Officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective agreed compensation plus benefits for two (2) years. Payments pursuant to a “Change in Control” or termination without “Cause” or for “Good Reason” will be grossed-up for Messrs. Helt and Seibel and Ms. Laub to accommodate for any excise tax imposed on the payments.
All employment agreements contain noncompetition, nonsolicitation and confidentiality provisions. If the Corporation terminates the Named Executive Officer’s employment without “Cause” or if the Named Executive Officer terminates employment with “Good Reason” or after a “Change in Control” or if the Named Executive Officer terminates employment voluntarily without “Good Reason”, then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the Named Executive Officer’s employment is terminated by the Corporation for “Cause”, then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.
Upon a “Change in Control” followed by a separation of service, the Named Executive Officers will become vested in the retirement benefits under the supplemental executive retirement plan agreement. If the Named Executive Officer is terminated for reasons other than the commission of a felony involving Bank property prior to retirement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. The supplemental executive retirement plan agreement contains a noncompetition provision which restricts the Named Executive Officer’s ability to compete and solicit customers.
Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the defined benefit plan.
James P. Helt
The following table shows the potential payments upon termination or change in control of the Corporation for James P. Helt. The chart assumes the triggering events took place on December 31, 2023.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$52,547	$52,547	$400,000	$52,547	$0	$52,547	$400,000	$0	$400,000
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$1,092,000
Severance Under Employment Agreement(2)	$0	$0	$0	$67,357(3)	$0	$67,357(3)	$2,424,847(4)	$50,687(5)	$0
Accrued Leave	$94,500	$94,500	$94,500	$94,500	$0	$94,500	$94,500	$94,500	$94,500
Health and Welfare Benefits	$0	$0	$1,958	$50,146	$0	$50,146	$50,146	$75,219	$0
Restricted Stock Vesting	$0	$0	$314,688(6)	$0	$0	$0	$314,688	$314,688	$314,688

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

(6)
Beginning with the 2023 Restricted Stock award, upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Laurie A. Laub
The following table shows the potential payments upon termination or change in control of the Corporation for Laurie A. Laub. The chart assumes the triggering events took place on December 31, 2023.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$30,175	$30,175	$150,000	$30,175	$0	$30,175	$150,000	$0	$150,000
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$640,000
Severance Under Employment Agreement(2)	$0	$0	$0	$46,738(3)	$0	$46,738(3)	$1,682,566(4)	$35,171(5)	$0
Accrued Leave	$54,000	$54,000	$54,000	$54,000	$0	$54,000	$54,000	$54,000	$54,000
Health and Welfare Benefits	$0	$0	$2,740	$46,465	$0	$46,465	$46,465	$69,698	$0
Restricted Stock Vesting	$0	$0	$137,326(6)	$0	$0	$0	$137,326	$137,326	$137,326

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

(6)
Beginning with the 2023 Restricted Stock award, upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Douglas A. Seibel
The following table shows the potential payments upon termination or change in control of the Corporation for Douglas A. Seibel. The chart assumes the triggering events took place on December 31, 2023.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan	$422,574(1)	$422,574(1)	$422,574(1)	$422,574(1)	$0	$422,574(1)	$422,574(2)	$0	$422,574(1)
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$597,400
Severance Under Employment Agreement(3)	$0	$0	$0	$36,030(4)	$0	$36,030(4)	$1,297,087(5)	$27,113(6)	$0
Accrued Leave	$51,698	$51,698	$51,698	$51,698	$0	$51,698	$51,698	$51,698	$51,698
Health and Welfare Benefits	$0	$0	$2,390	$45,764	$0	$45,764	$45,764	$68,647	$0
Restricted Stock Vesting	$0	$0	$131,994(7)	$0	$0	$0	$131,994	$131,994	$131,994

(1)
Total amount to be paid monthly for thirty-six (36) months.

(2)
Total amount to be paid in a lump sum.

(3)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(4)
For thirty-six (36) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

(7)
Beginning with the 2023 Restricted Stock award, upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income ($ in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$1,568,693	$1,671,266	$827,502	$853,513	$116.25	$31,688
2022	$970,674	$1,015,267	$582,935	$624,482	$131.14	$35,752
2021	$695,578	$730,481	$419,314	$430,769	$129.70	$27,834
Column (b).   Reflects compensation amounts reported in the “Summary Compensation Table” for the Corporation’s Principal Executive Officer (PEO), President and Chief Executive Officer, James P. Helt, for the respective years shown.
Column (c).   Compensation actually paid to the PEO as calculated in each year reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.
	2023	2022	2021
Summary Compensation Table Total	$1,568,693	$970,674	$695,578
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$51,547	$—	$18,448
Plus: service cost for pension plans	$20,906	$28,745	$29,565
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$288,750	$95,500	$—
Plus: fair value of awards granted during the year that remain unvested as of year end	$314,688	$77,454	$19,366
Plus: fair value of awards granted during the year that vest during the year	$96,250	$31,833	$—
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$4,959	$—	$3,795
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	$4,959	$—	$—
Plus: dividends or other earnings paid during year prior to vesting date of award	$1,108	$2,061	$625
Compensation Actually Paid	$1,671,266	$1,015,267	$730,481
Column (d).   Reflects the average of the compensation amounts reported in the “Summary Compensation Table” for the Corporation’s other Named Executive Officers (“Other NEOs”). The Other

NEOs included in the average figures for 2023 are Mr. Seibel and Ms. Laub, for 2022 are Mr. Seibel and Lynda L. Glass, and for 2021 are Ms. Glass and David W. Cathell.
Column (e).   Average compensation actually paid to the Other NEOs as calculated in each year reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.
	2023	2022	2021
Summary Compensation Table Total	$827,502	$582,935	$419,314
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$60,539	$—	$21,936
Plus: service cost for pension plans	$24,521	$33,644	$18,765
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$118,000	$47,625	$—
Plus: fair value of awards granted during the year that remain unvested as of year end	$134,660	$38,626	$11,908
Plus: fair value of awards granted during the year that vest during the year	$39,333	$15,875	$—
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$2,714	$—	$2,334
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	$2,714	$—	$—
Plus: dividends or other earnings paid during year prior to vesting date of award	$607	$1,028	$385
Compensation Actually Paid	$853,513	$624,482	$430,769
Column (f).   Total shareholder return shows the value at year-end assuming the investment of $100 on the last day of the previous calendar year and the reinvestment of dividends during the year.
Column (g).   Reflects “Net Income” reported in the company’s Consolidated Statements of Income for each year.
Relationship Between Compensation Actually Paid and Performance Measures
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative Total Shareholder Return (TSR).   From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 39% and 45%, respectively, compared to a 70% increase in our TSR over the same time period. From 2022 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 65% and 37%, respectively, compared to a 11.5% decrease in our TSR over the same time period.
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income.   From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 39% and 45%, respectively, compared to a 28% increase in our Net Income over the same time period. From 2022 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 65% and 37%, respectively, compared to a 11.4% decrease in our Net Income over the same time period.
Transactions with Directors and Executive Officers
Some of ACNB Corporation’s directors, executive officers, and their immediate family members and the companies with which they are associated were customers of and had banking transactions with ACNB

Corporation’s subsidiary bank during 2023. All loans and loan commitments made to them and to their companies were made in the ordinary course of ACNB Bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. ACNB Corporation’s subsidiary bank anticipates that similar transactions will be entered into in the future.
The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Generally, any other significant transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which has been subsequently revised and is incorporated by reference from the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com.
The Audit Committee met with management periodically during the year to consider the adequacy of ACNB Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with ACNB Corporation’s independent registered public accounting firm and with appropriate ACNB Corporation financial personnel and internal auditors. The Audit Committee also discussed with ACNB Corporation’s management and independent registered public accounting firm the process used for certifications by ACNB Corporation’s Chief Executive Officer and Chief Financial Officer, which are required for certain of ACNB Corporation’s filings with the SEC.
The Audit Committee also met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.
The Audit Committee selected Crowe LLP as the independent registered public accounting firm for ACNB Corporation after reviewing the firm’s performance and independence from management.
Management has primary responsibility for ACNB Corporation’s financial statements and the overall reporting process, including ACNB Corporation’s system of internal controls.
The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of ACNB Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues the firm believes should be raised with the Audit Committee.
The Audit Committee reviewed with management and Crowe LLP, ACNB Corporation’s independent registered public accounting firm, ACNB Corporation’s audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and Crowe LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee received from and discussed with Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s Communications with Audit Committees and discussed with Crowe LLP its independence. These items relate to that firm’s independence from ACNB Corporation. The Audit Committee also discussed with Crowe LLP matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Crowe LLP, and discussed with the firm its independence.

The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023, which is then filed with the SEC.
At present, ACNB Corporation has two individuals designated as “audit committee financial expert”. The Board of Directors has determined that Kimberly S. Chaney and Daniel W. Potts are qualified to serve as ACNB Corporation’s audit committee financial experts and are independent as defined under applicable SEC and Nasdaq rules.
This report is furnished by the Audit Committee.
Kimberly S. Chaney, Chair
Todd L. Herring
James J. Lott
Daniel W. Potts
Alan J. Stock
INDEPENDENT AUDITORS
In early 2022, the Audit Committee of the Board of Directors of ACNB Corporation conducted a review and selection process to determine the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022. As a result of this process, on May 20, 2022, the Audit Committee dismissed RSM US LLP as ACNB Corporation’s independent registered public accounting firm.
The reports of RSM US LLP on ACNB Corporation’s financial statements as of and for the years ended December 31, 2020 and 2021, did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During ACNB Corporation’s two most recent fiscal years and the subsequent interim period preceding RSM US LLP’s dismissal, there were: (i) no disagreements with RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for ACNB Corporation; and, (ii) no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
Aggregate fees billed to ACNB Corporation by Crowe LLP for 2023 and 2022 for services rendered are presented below:
	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$498,720	$432,304
Audit-Related Fees	—	—
Tax Fees	$51,925	$45,353
All Other Fees	—	—
Total Fees	$550,645	$477,657
Audit Fees include fees billed for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and the review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses. For 2022, audit fees included fees billed for additional procedures related to the transition of the Corporation’s independent registered public accounting firm. Audit fees for 2022 have been revised to reflect invoices received after year end.
Tax Fees include fees billed for professional services rendered for tax compliance, tax advice, tax planning, and related administrative fees.

When applicable, the Audit Committee considers whether any permissible provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. None of the services related to any Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation’s independent registered public accounting firm as independent auditors.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation’s directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation’s outstanding equity stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of ACNB Corporation with the SEC. Based on a review of copies of the reports filed, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2023 except for Laurie A. Laub, Executive Vice President of ACNB Bank, who had one (1) late report for one (1) purchase transaction.
PROPOSALS
Cumulative voting rights do not exist with respect to the election of directors. The three (3) nominees for Class 2 Directors and the one (1) nominee for Class 1 Director receiving the highest number of “FOR” votes cast, in person or by proxy, by those shareholders entitled to vote will be elected directors of the Corporation.
For the election of directors in Proposals 1 and 2, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one (1) or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card, or vote via internet or telephone, with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Board’s nominees, in favor of the non-binding shareholder vote on executive compensation, and “FOR” all other proposals described in this proxy statement).
1.
TO ELECT THREE (3) CLASS 2 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

Nominees for Class 2 Directors are:
Donna M. Newell
D. Arthur Seibel, Jr.
Alan J. Stock
The Board of Directors recommends a vote FOR the election of these nominees.
2.
TO ELECT ONE (1) CLASS 1 DIRECTOR TO SERVE FOR A TERM OF ONE (1) YEAR AND UNTIL HER SUCCESSOR IS ELECTED AND QUALIFIED.

Nominee for Class 1 Director is:
Alexandra Chiaruttini
The Board of Directors recommends a vote FOR the election of this nominee.

3.
TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers.
The shareholders approved a resolution at the Corporation’s 2023 Annual Meeting of Shareholders to conduct an annual advisory vote on the Corporation’s executive compensation for the Named Executive Officers.
As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to our success. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting of Shareholders:
RESOLVED, that the Corporation’s shareholders approve, on a non-binding basis, the compensation paid to the Named Executive Officers, as disclosed in the Corporation’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, the compensation tables, the narrative discussion, and the other related tables and disclosure.
The Say on Pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends a vote FOR this proposal.
4.
TO RATIFY THE SELECTION OF CROWE LLP AS ACNB CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

The Board of Directors has approved the selection of Crowe LLP as the independent registered public accounting firm for the examination of its financial statements for the fiscal year ending December 31, 2024. Crowe LLP served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2023. Even if the selection is ratified, the Board of Directors, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of ACNB Corporation and its shareholders.
Crowe LLP has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between the independent registered public accounting firm and its clients.
We expect a representative of Crowe LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.
The Board of Directors recommends a vote FOR this proposal.
5.
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION
Any shareholder may obtain a copy of ACNB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and related schedules and exhibits,

required to be filed with the SEC, without charge, by submitting a written request to Investor Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or by calling (717) 339-5161. You may also view these documents on our website at investor.acnb.com.
OTHER MATTERS
The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet or Telephone - 24 Hours a Day, 7 Days a Week PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ONLINE OR BY PHONE. Your vote by internet or phone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2024.INTERNET/MOBILE – www.cstproxyvote.comUse the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.PHONE – 1 (866) 894-0536Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please markXFOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDyour votesPROXYlike this 1.TO ELECT THREE (3) CLASS 2 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. Nominees for Class 2 Directors are: FOR AGAINST ABSTAIN(1) Donna M. Newell(2) D. Arthur Seibel, Jr.(3) Alan J. StockThe Board of Directors recommends a vote FOR the election of these nominees. 3. TO CONDUCT A NON-BINDINGFORAGAINSTABSTAINVOTE ON EXECUTIVECOMPENSATION.The Board of Directors recommends a vote FOR this proposal.4. TO RATIFY THE SELECTION OFFORAGAINSTABSTAINCROWE LLP AS ACNBCORPORATION’S INDEPENDENTREGISTERED PUBLIC ACCOUNTINGFIRM FOR THE FISCAL YEARENDING DECEMBER 31, 2024.The Board of Directors recommends a vote FOR this proposal. 2.TO ELECT ONE (1) CLASS 1 DIRECTOR TO SERVE FOR A TERM OF ONE (1) YEAR AND UNTIL HER SUCCESSOR IS ELECTED AND QUALIFIED. 5.TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Nominee for Class 1 Director is:(1) Alexandra Chiaruttini FORAGAINST ABSTAIN The Board of Directors recommends a vote FOR the election ofCONTROL NUMBERthis nominee.Signature_________________________________Signature, if held jointly_______________________________ Date_____________, 2024 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at https://www.cstproxy.com/acnb/2024FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDPROXYACNB CORPORATIONNOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERSPROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETINGMAY 7, 2024The undersigned hereby constitutes and appoints Kimberly S. Chaney and Frank Elsner, III and each or either of them, Proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, PA 17325 on Tuesday, May 7, 2024, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting.SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSALS 1 AND 2, AND FOR PROPOSALS 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTEUPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.(Continued and to be marked, signed and dated on the reverse side)